Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-129814) pertaining to the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees of our report dated June 16, 2006, with respect to the financial statements and supplemental schedule of the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ The Hanke Group, P.C.

San Antonio, Texas

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